UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2021

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

On May 28, 2021, Golub Capital BDC, Inc. (“GBDC”) entered into an equity distribution agreement (the “Equity Distribution Agreement”), by and among GBDC, GC Advisors LLC, Golub Capital LLC and SMBC Nikko Securities America, Inc. (the “Placement Agent”) in connection with the sale by GBDC of shares of its common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $250.0 million, in amounts and at times to be determined by GBDC (the “Offering”). Actual sales, if any, will depend on a variety of factors to be determined by GBDC from time to time, including, among others, market conditions and the market price of GBDC’s common stock.

Any Shares offered and sold pursuant to the Equity Distribution Agreement will be sold pursuant to a prospectus supplement dated May 28, 2021 (the “Prospectus Supplement”) to GBDC’s registration statement on Form N-2 (File No. 333-232387), which was initially filed by GBDC on June 27, 2019 and which became immediately effective upon filing (such registration statement, together with any post-effective amendments thereto, and including the exhibits thereto and the documents incorporated by reference therein, are hereinafter referred to as the “Registration Statement”) and the base prospectus dated June 26, 2019 (the “Base Prospectus”) relating to the Offering that forms a part of the Registration Statement.

The Equity Distribution Agreement provides that GBDC may offer and sell the Shares from time to time through the Placement Agent, or to it. Sales of the Shares, if any, under the Prospectus Supplement and the Base Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Global Select Market or any similar securities exchange or sales made to or through a market maker other than on a securities exchange, at prices related to the prevailing market prices or at negotiated prices. Pursuant to the terms of the Equity Distribution Agreement, the Placement Agent will receive a commission from GBDC of up to 1.25% of the gross sales price of any Shares sold through the Placement Agent under the Equity Distribution Agreement. The Equity Distribution Agreement contains customary representations, warranties and agreements of GBDC, indemnification rights and other obligations of the parties and termination provisions.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On May 28, 2021, Dechert LLP delivered its legality opinion with respect to the Shares to be sold pursuant to the Prospectus Supplement, which is attached hereto as Exhibit 5.1.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated May 28, 2021, by and among Golub Capital BDC, Inc., GC Advisors LLC, Golub Capital LLC and SMBC Nikko Securities America, Inc.

5.1	Opinion of Dechert LLP, dated May 28, 2021

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: May 28, 2021	By:	/s/ Ross A. Teune
		Name:	Ross A. Teune
		Title:	Chief Financial Officer